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                                    BYLAWS

                                      OF

                            PACIFIC CAPITAL FUNDS

                               October 30, 1992


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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I      DEFINITIONS...................................................1


ARTICLE II     SHAREHOLDERS..................................................1
   Section 1.  Meetings......................................................1
   Section 2.  Notice of Meetings............................................1
   Section 3.  Record Date for Meeting and Other Purposes....................1
   Section 4.  Proxies.......................................................2
   Section 5.  Inspection of Records.........................................2
   Section 6.  Action without Meeting........................................2


ARTICLE III    TRUSTEES......................................................2
   Section 1.  Meetings of the Trustees......................................2
   Section 2.  Quorum and Manner of Acting...................................3


ARTICLE IV     COMMITTEES....................................................3
   Section 1.  Executive and Other Committees................................3
   Section 2.  Meetings, Quorum and Manner of Acting.........................4


ARTICLE V      OFFICERS......................................................4
   Section 1.  General Provisions............................................4
   Section 2.  Term of Office and Qualifications.............................4
   Section 3.  Removal.......................................................4
   Section 4.  Powers and Duties of the Chairman.............................4
   Section 5.  Powers and Duties of the President............................4
   Section 6.  Powers and Duties of the Treasurer............................5
   Section 7.  Powers and Duties of the Secretary............................5
   Section 8.  Powers and Duties of Vice President...........................5
   Section 9.  Powers and Duties of Assistant Treasurers.....................5
   Section 10. Powers and Duties of Assistant Secretaries....................5
   Section 11. Compensation of Officers and Trustees.........................6


ARTICLE VI     FISCAL YEAR...................................................6


ARTICLE VII    WAIVERS OF NOTICE.............................................6


ARTICLE VIII   AMENDMENTS....................................................6


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                                    BYLAWS
                                      OF
                            PACIFIC CAPITAL FUNDS.

                                  ARTICLE I.

                                 DEFINITIONS

      Capitalized terms used herein without definition shall have the respective meanings given them in the Declaration of Trust of Pacific Capital Funds dated October 30, 1992, as amended from time to time.

                                  ARTICLE II.

                                 SHAREHOLDERS

      Section 1. Meetings. Meetings of Shareholders shall be held to the extent provided in the Declaration at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate. Meetings of Shareholders may be called by the Trustees and shall be called by the Trustees whenever required by law or upon the written request of the holders of at least ten percent (10) of the outstanding Shares entitled to vote. The holders of a majority of outstanding Shares of the Trust or Series of the Trust present in person or by proxy and entitled to vote shall constitute a quorum with respect to Shares of the Trust or such Series at any meeting of the Shareholders thereof.

      Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time and place of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote thereat, at his or her address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney "thereunto authorized, is filed with the records of the meeting.

      Section 3. Record Date for Meeting and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.


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      Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other office or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

      Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

      Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without any meeting if a majority of Shareholders of the trust or the applicable Series or Class of the Trust entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these Bylaws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                 ARTICLE III.

                                   TRUSTEES

      Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, in office at the time. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be sent by confirmed facsimile to each Trustee at his or her business address or personally delivered to him or her at least one day before the meeting.


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Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Except as may be required by applicable law, notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference call or similar communications equipment by means of which all persons participating in the meeting are connected and can be clearly heard, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meeting. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the applicable provisions of the 1940 Act.

      Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meetings and (except as otherwise required by law, the Declaration or these Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                  ARTICLE IV.

                                  COMMITTEES

      Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may appoint from their own number an executive committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these Bylaws they are prohibited from delegating. The Trustees may also appoint from their own number or otherwise other committees from time to time, the number composing such committees, the powers conferred upon the same (subject to the same limitations as with respect to the executive committee) and the term of membership on such committees to be determined by the Trustees. The Trustees may designate a chairman of any such committee. In the absence of such designation the committee may elect its own chairman.


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      Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (a)
provide for stated meetings of any committee, (b) specify the manner of calling and notice required for special meetings of any committee, (c) specify the numbers of members of a committee required to constitute a quorum and the number of members of a committee required to exercise specified powers delegated to such Committee, (d) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a committee without a meeting, and (e) authorize the members of a committee to meet by means of a telephone conference call. Each committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                  ARTICLE V.

                                   OFFICERS

      Section 1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents at the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

      Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these Bylaws, each officer shall hold office at the pleasure of the Trustees. Any two offices may be held by the same individual. Any officer may be, but none need be, a Trustee or Shareholder.

      Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed without or without cause of such appointing officer or committee.

      Section 4. Powers and Duties of the Chairman. The Chairman of the Board shall preside at all meetings of the Board of Trustees. The Chairman also shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

      Section 5. Powers and Duties of the President. The President shall be the principal executive officer of the Trust. He or she may call meetings of the Trustees and of any committee thereof when he or she deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any committees of the Trustees, within their respective spheres, as directed by the Trustees. the President shall at all time exercise general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents,


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clerks and employees as he or she may find necessary to transact the business of the Trust. He or she will also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Chairman or the Trustees.

      Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employee. He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

      Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust, if any; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

      Section 8. Powers and Duties of Vice President. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

      Section 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required so to do by the Trustees, in such sums and which such surety or sureties as the Trustees shall require.

      Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.


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      Section 11. Compensation of Officers and Trustees. Subject to any
applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by an committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

                                  ARTICLE VI.

                                 FISCAL YEAR

      The fiscal year of the Trust shall begin on the first day of February in each year and shall end on the last day of January in each year, provided, however, that the Trustee may from time to time change the fiscal year.

                                 ARTICLE VII.

                               WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or actual attendance at the meeting in person or by proxy by such person or persons, shall be deemed equivalent thereto. A notice shall be deemed
o have been sent by facsimile when transmission of such facsimile has been completed and a printed confirmation report obtained.

                                 ARTICLE VIII

                                  AMENDMENTS

      These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted by (a) a Majority Shareholder Vote or (b) by the Trustees, provided, however, that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these Bylaws, a vote of the Shareholders.


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